Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

December 9, 2020

DoorDash, Inc.

303 2nd Street, South Tower, 8th Floor

San Francisco, CA 94107

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by DoorDash, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 107,906,465 shares of your Class A common stock, par value $0.00001 per share (the “Shares”), consisting of: (i) 33,890,606 shares of Class A common stock which are subject to currently outstanding RSUs under the 2014 Stock Plan (the “2014 Plan”); (ii) 34,270,465 shares of Class A common stock which are subject to currently outstanding stock options under the 2014 Plan; (iii) 33,246,794 shares of Class A common stock to be issued under the 2020 Equity Incentive Plan (the “2020 EIP”); and (iv) 6,498,600 shares of Class A common stock to be issued under the 2020 Employee Stock Purchase Plan (the “2020 ESPP,” and together with the 2014 Plan and 2020 EIP, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

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DoorDash, Inc.

December 9, 2020

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati